Exhibit 99.1a


                                  Certification
                Pursuant to Section 906 of the Sarbanes-Oxley Act
         of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of
                          Title 18, United States Code)

     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections(a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Tiffany & Co., a Delaware corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

     The Quarterly Report on Form 10-Q for the quarter ended April 30, 2003 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d))and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

     A signed original of this written statement required by Section 906 has been provided to Tiffany & Co. and will be retained by Tiffany & Co. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:   June 11, 2003

                                   /s/ Michael J. Kowalski
                                   ------------------------------------
                                   Michael J. Kowalski
                                   Chairman and Chief Executive Officer






     The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and for no other purpose.